Exhibit 7.4

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the (i) ordinary stock, no par value per share (an “Ordinary Share”), of Gentium S.p.A., a società per azioni incorporated in Italy (“Gentium”) and (ii) American Depositary Shares, each representing one Ordinary Share and evidenced by an American Depositary Receipt, of Gentium, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 3rd day of February 2014.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

/s/ Suzanne Sawochka Hooper
Name: Suzanne Sawochka Hooper
Title: Executive Vice President and General Counsel

JAZZ FINANCING I LIMITED

/s/ Shawn Mindus
Name: Shawn Mindus
Title: Director

JAZZ INVESTMENTS II LIMITED

/s/ Hugh Kiely
Name: Hugh Kiely
Title: Director

JAZZ PHARMACEUTICALS ITALY S.p.A.

/s/ Patricia Carr
Name: Patricia Carr
Title: Director